Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated March 24, 2020, relating to our audits of the December 31, 2019 and 2018 financial statements, which appears Sigma Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
November 18, 2020